UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2012

Apollo Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00646	52-2439556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street,

New York, NY 10019

(Address of Principal Executive Offices) (Zip Code)

(212) 515-3450

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2012, the Board of Directors appointed Mr. Mark Harris as the Chief Financial Officer (“CFO”) and Treasurer of the Company. Mr. Harris’ appointment is effective as of the time he joins the Company on April 2, 2012.

ABOUT MARK HARRIS

Mr. Harris, age 41, was most recently based in Asia, where he was responsible for operational activities as well as the Asset Management Group for Avenue Capital Group’s (“Avenue”) Avenue Asia Strategy, which works with investee companies post-acquisition. Prior to joining Avenue in 2006, Mr. Harris was the Corporate Financial Controller of Hutchison Telecommunications International, a leading global provider of telecommunications services. Prior to that, he was the Vice President of Finance and Financial Shared Services for VSource, a U.S. publicly-listed company in the Asia Pacific region. Previously, Mr. Harris worked for PricewaterhouseCoopers in San Jose, London, and Singapore, where he was a Manager in their Global Capital Markets Group, where he listed numerous foreign companies in the United States, which involved working with both the U.S. Securities and Exchange Commission and the New York Stock Exchange. Mr. Harris graduated with a B.S. in Business Administration with a concentration in Accounting from California Polytechnic State University, San Luis Obispo and an M.B.A. from the University of Chicago, Graduate School of Business. He is also a Certified Public Accountant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit

99.1	Press Release, dated February 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORP.

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Secretary

Date: February 15, 2012

INDEX TO EXHIBITS

Exhibit Number	Exhibit

99.1	Press Release, dated February 15, 2012.